Exhibit 99.1

MAY 14, 2024

SeaStar Medical Reports First Quarter 2024 Financial Results and Provides a Business Update

DENVER (May 14, 2024) – SeaStarMedical Holding Corporation (Nasdaq: ICU) (“SeaStar Medical” or the “Company”), a commercial-stage medical device company developing proprietary solutions to reduce the consequences of hyperinflammation on vital organs, reports financial results for the three months ended March 31, 2024 and provides a business update.

“As we guided in late February, we expect initial sales in the coming weeks of Quelimmune™ Pediatric, which is approved for the treatment of pediatric patients with acute kidney injury (AKI) and sepsis or septic condition. Quelimmune has the potential to save lives and improve quality of life by eliminating dialysis dependency through renal recovery for an eligible U.S. pediatric patient population estimated at 4,000 annually,” said Eric Schlorff, SeaStar Medical CEO. “Our launch strategy entails qualifying five prominent children’s hospitals as the first to offer Quelimmune, which will allow us to evaluate its use prior to a more robust commercial rollout that’s planned for the second half of the year.

“We are gaining momentum in our NEUTRALIZE-AKI pivotal clinical trial, having now enrolled 31 subjects at eight activated medical sites in this trial that is evaluating the safety and efficacy of our Selective Cytopheretic Device Adult (SCD-ADULT) in the significantly larger U.S. adult AKI patient population that we estimate at 210,000 annually,” he added.

“Importantly, we have significantly strengthened our balance sheet having eliminated the senior secured debt and exiting the first quarter with $5 million in cash,” concluded Mr. Schlorff.

SeaStar Medical provides the following updates on its commercial and development programs, and corporate activities:

Pediatric Acute Kidney Injury

Only about half of patients in the pediatric ICU with AKI who require kidney replacement therapy (KRT) survive, with those surviving at risk of long-term, life-threatening conditions such as chronic kidney disease. Pooled analysis from two non-controlled studies, one of which was funded by the FDA Office of Orphan Products Development, showed that children weighing 10 kilograms or more with AKI requiring continuous KRT (CKRT) who were treated with Quelimmune had a 77% survival rate, no dialysis dependency at day 60 and no device-related serious adverse events or device-related infections.

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In February 2024 SeaStar Medical received its first U.S. regulatory approval for Quelimmune (SCD Pediatric) device for children with AKI and sepsis or septic condition weighing 10 kilograms or more who are being treated in the ICU with KRT. Quelimmune was approved under a humanitarian device exemption (HDE) application, having met the applicable criteria with clinical results showing safety and probable clinical benefit to critically ill children with AKI who have few treatment options. The U.S. addressable population of about 4,000 pediatric patients falls within the 8,000-patient HDE criteria.
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The Company is working with its current partner to commercialize Quelimmune under HUD requirements. Pediatric patients undergoing treatment with Quelimmune are expected to require on average seven Quelimmune daily therapies, with the disposable device being changed once every 24 hours.
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In March 2024 the Company sponsored an industry symposium titled “New Therapies in Pediatric Acute Kidney Injury” at the AKI & CRRT 2024 conference. The symposium featured key opinion leaders in nephrology and AKI, who are members of the Company’s Scientific Advisory Board.

Adult Acute Kidney Injury

SeaStar Medical is conducting the pivotal NEUTRALIZE-AKI (NEUTRophil and Monocyte DeActivation via SeLective CytopheretIc Device - a RandomiZEd Clinical Trial in Acute Kidney Injury) clinical trial to evaluate the safety and effectiveness of the SCD in adults with AKI in the ICU receiving CKRT. The SCD-ADULT has received FDA Breakthrough Device Designation for adult AKI. This designation is awarded to a therapy to treat a serious or life-threatening condition with preliminary clinical evidence indicating it may demonstrate substantial improvement over available therapies on clinically significant endpoints.

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The NEUTRALIZE-AKI trial is expected to enroll up to 200 patients at up to 30 U.S. medical centers. The trial’s primary endpoint is a composite of 90-day mortality or dialysis dependency of patients treated with SCD-ADULT in addition to CKRT as the standard of care, compared with the control group receiving only CKRT standard of care. Secondary endpoints include mortality at 28 days, ICU-free days in the first 28 days, major adverse kidney events at Day 90 and dialysis dependency at one year. The study will also include subgroup analyses to explore the effectiveness of SCD-ADULT therapy in AKI patients with sepsis and acute respiratory distress syndrome. A more complete description of the NEUTRALIZE-AKI trial design can be found in the journal Nephron.
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The Company expects to receive regulatory approval under a Premarket Approval (PMA) application for the SCD-ADULT in the second half of 2025 and to launch the product in the first half of 2026.

Additional SCD Indications

SeaStar Medical continues to explore the application of its SCD technology across a range of indications involving dysregulated immune processes where proinflammatory activated neutrophils and monocytes may contribute to disease progression or severity, in both acute and chronic indications.

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In September 2023 the Company received Breakthrough Device Designation for the SCD for use in cardiorenal syndrome. This was only the ninth Breakthrough Device Designation granted by the FDA’s Center for Biologics Evaluation and Research since the program’s inception in 2015.
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In October 2023 the Company received Breakthrough Device Designation for the SCD for use in hepatorenal syndrome. An ongoing pilot study in this indication at the University of Michigan is expected to provide valuable insight in the design and execution of a pivotal study.
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In February 2024 the manuscript “New Opportunity for Targeting Systemic Inflammation in Patients with Heart Failure through Leukocyte Immunomodulation” Pitt, B., Iyer, S.P.N. and Humes, H.D. discussing the role of chronic dysregulated systemic inflammation in heart failure and the potential application of the SCD was published in the peer-reviewed European Journal of Heart Failure.
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In April 2024 the National Institutes of Health awarded a $3.6 million grant for a clinical trial to evaluate the SCD-ADULT as a bridging strategy to left ventricular assist device implantation in patients with chronic heart failure who have progressed to acute decompensated heart failure. This grant was awarded to Innovative BioTherapies, which is led by SCD inventor H. David Humes, M.D., Professor,

Division of Nephrology, Internal Medicine, University of Michigan and SeaStar Medical Scientific Advisor. SeaStar Medical is expected to directly receive approximately one-quarter of the grant for serving as the contract research organization for the trial. By building out this competency, it can be leveraged for other clinical studies, potentially reducing the overall cost of clinical programs.

Corporate Developments

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In January 2024 the Company appointed healthcare industry veteran David A. Green as Chief Financial Officer. Mr. Green brings to SeaStar Medical extensive financial experience at public medical device and therapeutics companies.
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In January 2024 the Company announced a $9.0 million registered direct offering priced at-the-market.
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In January 2024 a U.S. patent was granted with broad claims directed to methods of using the SCD to treat subjects with inflammatory conditions and to process activated leukocytes and platelets.
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In February 2024 the Canadian Intellectual Property Office issued a patent with broad claims covering the SCD technology.

First Quarter Financial Results

Research and development (R&D) expenses for the first quarters of 2024 and 2023 were relatively consistent at $1.7 million. General and administrative (G&A) expenses for the first quarter of 2024 were $2.3 million, compared with $2.9 million for the first quarter of 2023, with the decrease due to reductions in accounting, finance, legal and SEC-related fees, sales and marketing expenses, insurance fees, other business expenses primarily due to a legal settlement in the prior-year quarter, and slightly lower personnel and consulting costs.

Other expense for the first quarter of 2024 was $8.8 million (of which $8.7 million was comprised of non-cash losses from certain derivative financial instruments), compared with $2.5 million for the first quarter of 2023. The increase was primarily related to the extinguishment of convertible notes, change in the fair value of liability classified warrants, issuance of convertible notes, and increase in the fair value of convertible notes. This was offset by a recognized loss on a forward purchase agreement derivative liability at March 31, 2023, which no longer exists in 2024, and reduction in interest expense as a result of both paying down notes payable and converting all but $1.1 million in convertible notes as of March 31, 2024.

The net loss for the first quarter of 2024 was $12.7 million, or $0.19 per share on 67.1 million weighted-average shares outstanding. This compared with a net loss for the first quarter of 2023 of $7.1 million, or $0.54 per share, on 13.0 million weighted-average shares outstanding.

The Company reported cash of $5.0 million as of March 31, 2024, compared with $176,000 as of December 31, 2023. In January 2024 the Company announced a $9.0 million registered direct offering priced at-the-market.

About Hyperinflammation

Hyperinflammation is the overproduction or overactivity of inflammatory cells that can lead to damage of vital organs. It occurs when the body overproduces inflammatory effector cells and other molecules that can be toxic, damaging to vital organs and result in multi-organ failure and even death. This is known as the cytokine storm.

About the Selective Cytopheretic Device

The SCD is a patented cell-directed extracorporeal device that employs immunomodulating technology to selectively target proinflammatory neutrophils and monocytes during CKRT and reduces the hyperinflammatory milieu including the cytokine storm that causes inflammation, organ failure and possible death in critically ill patients. Unlike pathogen removal and other blood-purification tools, the SCD is integrated with CKRT hemofiltration systems to selectively target and transition proinflammatory monocytes to a reparative state and promote activated neutrophils to be less inflammatory. The SCD selectively targets the most highly activated proinflammatory neutrophils and monocytes. These cells are then returned back into the body through the blood, and the body is signaled to lower its inflammatory environment and focus on repair. This unique immunomodulation approach may promote long-term organ recovery and eliminate the need for future KRT, including dialysis. Quelimmune is the official brand name for the SCD Pediatric that has received FDA HDE approval based on safety and probable efficacy.

About SeaStar Medical

SeaStar Medical is a commercial-stage medical technology company that is redefining how extracorporeal therapies may reduce the consequences of excessive inflammation on vital organs. SeaStar Medical’s novel technologies rely on science and innovation to provide life-saving solutions to critically ill patients. The Company is developing and commercializing cell-directed extracorporeal therapies that target the effector cells that drive systemic inflammation, causing direct tissue damage and secreting a range of pro-inflammatory cytokines that initiate and propagate imbalanced immune responses. For more information visit www.seastarmedical.com or visit us on LinkedIn or X.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, SeaStar Medical’s expectations with respect to the ability of SCD to treat patients with AKI and other diseases; the expected regulatory approval process and timeline for commercialization; and the ability of SeaStar Medical to meet the expected timeline. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside SeaStar Medical’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results include, but are not limited to: (i) the risk that SeaStar Medical may not be able to obtain regulatory approval of its SCD product candidates; (ii) the risk that SeaStar Medical may not be able to raise sufficient capital to fund its operations, including current or future clinical trials; (iii) the risk that SeaStar Medical and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so, including failure to achieve approval of its products by applicable federal and state regulators, (iv) the risk that SeaStar Medical may never achieve or sustain profitability; (v) the risk that SeaStar Medical may not be able to access funding under existing agreements; (vi) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (vii) the risk of product liability or regulatory lawsuits or proceedings relating to SeaStar Medical’s products and services, (viii) the risk that SeaStar Medical is unable to secure or protect its intellectual property, and (ix) other risks and uncertainties indicated from time to time in SeaStar Medical’s Annual Report on Form 10-K, including those under the “Risk Factors” section therein and in SeaStar Medical’s other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SeaStar

Medical assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

LHA Investor Relations

Jody Cain

(310) 691-7100

Jcain@lhai.com

Financial Tables to Follow

SeaStar Medical Holding Corporation

Condensed Consolidated Balance Sheets

(in thousands, except for share and per-share amounts)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash	$5,019	$176
Prepaid expenses	1,518	2,132
Total current assets	6,537	2,308
Other assets	1,203	1,205
Total assets	$7,740	$3,513

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$3,879	$4,372
Accrued expenses	1,544	1,523
Contingent upfront payment for license agreement	100	100
Notes payable, net of deferred financing costs	357	565
Convertible notes, current portion	1,135	4,179
Liability classified warrants	2,633	2,307
Total current liabilities	9,648	13,046
Notes payable, net of deferred financing costs	2,565	4,143
Convertible notes, net of current portion	—	194
Total liabilities	12,213	17,383
Commitments and contingencies (Note 9)
Stockholders' deficit
Preferred stock - $0.0001 par value, 10,000,000 shares authorized at March 31, 2024 and December 31, 2023; no shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock - $0.0001 par value per share; 500,000,000 shares authorized; 75,419,458 and 47,615,285 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	8	5
Additional paid-in capital	122,950	100,859
Accumulated deficit	(127,431)	(114,734)
Total stockholders' deficit	(4,473)	(13,870)
Total liabilities and stockholders' deficit	$7,740	$3,513

SeaStar Medical Holding Corporation

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except for share and per-share amounts)

	Three Months Ended March 31,
	2024	2023

Operating expenses
Research and development	$1,697	$1,730
General and administrative	2,253	2,851
Total operating expenses	3,950	4,581
Loss from operations	(3,950)	(4,581)
Other income (expense)
Interest expense	(143)	(433)
Change in fair value of convertible notes	(5,758)	100
Change in fair value of warrants liability	(2,846)	36
Change in the fair value of the forward purchase agreement derivative liability	—	(2,218)
Total other income (expense), net	(8,747)	(2,515)
Loss before provision for income taxes	(12,697)	(7,096)
Provision for income taxes	—	—
Net loss	$(12,697)	$(7,096)
Net loss per share of common stock, basic and diluted	$(0.19)	$(0.54)
Weighted-average shares outstanding, basic and diluted	67,106,081	13,025,852

SeaStar Medical Holding Corporation

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands, except for shares and per-share amounts)

	Three Months Ended March 31,
	2024	2023

Cash flows from operating activities
Net loss	$(12,697)	$(7,096)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of deferred financing costs	27	4
Change in fair value of convertible notes (issued, converted and outstanding)	5,758	2,218
Change in fair value of forward purchase agreement derivative liability	—	(100)
Change in fair value of liability classified warrants (exercised and outstanding)	2,846	(36)
Stock-based compensation	434	505
Changes in operating assets and liabilities
Other receivables	—	12
Prepaid expenses	614	318
Other assets	2	—
Accounts payable	(493)	1,095
Accrued expenses	21	—
Other liabilities	—	786
Net cash used in operating activities	(3,488)	(2,294)

Cash flows from financing activities
Proceeds from issuance of convertible notes	979	3,000
Payment of convertible notes	—	(10)
Proceeds from issuance of shares	4,543	1,108
Proceeds from exercise of convertible note warrants	853	—
Proceeds of Pre-Funded warrants	3,769	—
Payment of commitment fee - equity line of credit	—	(500)
Proceeds from sale of recycled shares	—	1,870
Proceeds from notes payable	—	100
Payment of notes payable	(1,813)	(2,596)
Net cash provided by financing activities	8,331	2,972
Net increase in cash	4,843	678
Cash, beginning of period	176	47
Cash, end of period	$5,019	$725

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